Exhibit 99.1

Polypore International, Inc. The Gibson Building 11430 North Community House Road Suite 350 Charlotte, NC 28277 Tel: (704) 587-8408 Fax: (704) 587-8752
www.polypore.net
Polypore Comments on FTC’s Initial Decision and Announces Appeal
Charlotte, N.C., February 23, 2010 — Polypore International, Inc. (NYSE: PPO) provides the following update and comment to the Federal Trade Commission’s (“FTC” or “Commission”) administrative complaint (the “Complaint”) originally issued against the Company on September 9, 2008.
As previously disclosed in the Company’s filings with the Securities and Exchange Commission, the Complaint alleged that the February 2008 acquisition of Microporous Products L.P. substantially lessened competition in North American markets for lead-acid battery separators, violating Section 5 of the Federal Trade Commission Act and Section 7 of the Clayton Antitrust Act. The Company filed an answer denying the material allegations of the Complaint.
Yesterday, the FTC’s Administrative Law Judge (“ALJ”) issued an Initial Decision in which he recommended to the Commission that it order the Company to divest substantially all of the acquired Microporous assets, which includes the manufacturing facilities located in Piney Flats, Tennessee and Feistritz, Austria and restore the competitive environment to that which existed prior to the acquisition.
The Company believes that the Initial Decision is inconsistent with the law and the facts presented at the hearing and, therefore, intends to appeal this decision. At this point, it is not possible to predict with certainty the outcome or timing of the appeal process.
About Polypore International, Inc.
Polypore International, Inc. is a global high technology filtration company specializing in microporous membranes. Polypore’s flat sheet and hollow fiber membranes are used in specialized applications that require the removal or separation of various materials from liquids, primarily in the ultrafiltration and microfiltration markets. Based in Charlotte, NC, Polypore International, Inc. is a market leader with manufacturing facilities or sales offices in ten countries serving six continents. See www.polypore.net.
Forward-Looking Statement
This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “ intends,” “plans,” “believes,” “estimates,” and similar expressions are forward- looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: the highly competitive nature of the markets in which we sell our products; the failure to continue to develop innovative products; the loss of our customers; the vertical integration by our customers of the production of our products into their own manufacturing process; increases in prices for raw materials or the loss of key supplier contracts; our substantial indebtedness; interest rate risk related to our variable rate indebtedness; our inability to generate cash; restrictions related to the senior secured credit facilities; employee slowdowns, strikes or similar actions; product liability claims exposure; risks in connection with our operations outside the United States; the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under, environmental laws; the failure to protect our intellectual property; the failure to replace lost senior management; the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions; the adverse impact on our financial condition from past restructuring activities; the failure to effectively integrate newly acquired operations; the absence of expected returns from the amount of intangible assets we have recorded; and natural disasters, epidemics, terrorist acts and other events beyond our control. Additional information concerning these and other important factors can be found in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. Polypore expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Polypore’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.
CONTACT:
Polypore Investor Relations
(704) 587-8886
investorrelations@polypore.net